BY-LAWS

                                       OF

                              Warren Resources Inc.



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                               ARTICLE I - OFFICES

The office of the Corporation shall be located in New York State in the County designated in the Certificate of Incorporation. The Corporation may have other offices within or without the State of New York as the Board of Directors may designate or as the business of the corporation may require.


                      ARTICLE II - MEETING OF SHAREHOLDERS

Section 1 - Annual Meetings:

The annual meeting of the shareholders of the Corporation shall be held within five months after the close of the fiscal year of the Corporation, for the purpose of electing directors, and for the transaction of such other business as may come before the meeting.

Section 2 - Special Meetings:

Special meetings of the shareholders for any purpose(s) may be called by the Board of Directors or by the President, and by the President or the Secretary at the written request of the holders of not less than ten percent (10%) of the outstanding shares entitled to vote thereat, or as otherwise required under the provisions of the Business Corporation Law.

Section 3 - Place of Meetings:

All meetings of shareholders shall be held at the principal office of the Corporation, or at such other places within or without the State of New York as shall be designated by the Board of Directors, or by written request of all shareholders entitled to vote at such meeting.

Section 4 - Notice of Meetings:

(a) Written notice of each annual or special meeting of shareholders stating the place, day and hour of the meeting, shall be given, personally or by mail, not less than ten (10) nor more than fifty (50) days before the date of the meeting, to each shareholder of record entitled to vote at such meeting, and to any other shareholder to whom the giving of notice may be required by law. Notice of a special meeting shall also state the purpose(s) for which the meeting is called, and shall indicate by whom the meeting was called. If, at any meeting, action is proposed to be taken that would entitle shareholders to receive payment for their shares pursuant to the Business Corporation Law, the notice of such meeting shall include a statement of that purpose. If mailed, such notice shall be directed to each such shareholder at his address, as it appears on the records of the shareholders of the Corporation, unless he has previously filed with the Secretary of the Corporation, a written request that notices intended for him be mailed to some other address, in which case, it shall be mailed to the requested address.

(b) Notice of any meeting need not be given to any person who may become a shareholder of record after the mailing of notice and prior to the meeting, or to any shareholder who attends the meeting, in person or by proxy, or to any shareholder who, in person or by proxy submits a signed waiver of notice before or after the meeting. Notice of an adjourned meeting need not be given, unless otherwise required by statute.

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Section 5 - Quorum:

Except as otherwise provided herein, or by statute, or in the Certificate of Incorporation or amendments thereto (hereinafter collectively referred to as the "Certificate of Incorporation"), at all meetings of shareholders of the corporation, the presence at the commencement of such meetings in person or by proxy of shareholders holding of record a majority of the outstanding shares of the Corporation entitled to vote, shall constitute a quorum for the transaction of any business. The withdrawal of any shareholder after the commencement of a meeting shall have no effect on the existence of a quorum, after a quorum has been established at such meeting. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting. At an adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting originally noticed.

Section 6 - Voting:

(a) Except as otherwise provided by statute or by the Certificate of Incorporation, any corporate action, other than the election of directors, to be taken by vote of the shareholders, shall be authorized by a majority of votes cast at a meeting of shareholders by the holders of shares entitled to vote thereon.

(b)  Except  as  otherwise   provided  by  statute  or  by  the  Certificate  of
Incorporation, each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders.

(c) Each shareholder entitled to vote or to express consent or dissent without a meeting, may do so by proxy executed in writing by the shareholder by his duly authorized attorney in fact. No proxy shall be valid after the expiration of eleven months from the date of its execution, unless the person executing it shall have specified therein the length of time it is to continue in force. Such instrument shall be filed with the Secretary at the meeting and included with the records of the Corporation.

(d) Any resolution in writing, signed by all of the shareholders entitled to vote thereon, shall constitute action by such shareholders as therein expressed, with the same force and effect as if the resolution had been passed by unanimous vote at a called meeting of shareholders and such resolution shall be inserted in the Minute Book of the Corporation under its proper date.


                             ARTICLE III - DIRECTORS

Section 1 - Number, Election and Term of Office:

(a) The number of the directors of the Corporation shall not be less than three, unless all of the outstanding shares are owned by less than three shareholders, in which event the number of directors shall not be less than the number of shareholders.

(b) Except as may otherwise provided herein or in the Certificate of Incorporation, the members of the Board of Directors of the Corporation, who need not be shareholders, shall be elected by a majority of the votes cast at a meeting of shareholders, by the holders of shares entitled to vote in the election.

(c) Each director shall hold office until the next annual meeting of the shareholders, and until his successor is elected and qualified, or until his prior death, resignation or removal.

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Section 2 - Duties and Powers:

The Board of Directors shall be responsible for the management of the business affairs of the Corporation, and may exercise all powers of the Corporation, except as are in the Certificate of Incorporation or as expressly conferred upon or reserved to the shareholders by statute.

Section 3 - Annual and Regular Meetings; Notice

(a) A regular annual meeting of the Board of Directors shall be held immediately following the annual meeting of shareholders, at the place of such annual meeting of shareholders.

(b) The Board of Directors may provide by resolution for the holding of other regular meetings of the Board of Directors, and may fix the time and place thereof.

(c) Notice of any regular meetings of the Board of Directors shall not be required to be given and, if given, need not specify the purpose of the meeting, provided, however that in the case of the Board of Directors shall fix or change the time or place of any regular meeting, notice of such action shall be given to each director who shall not have been present at the meting at which such action was taken within the time limited, and in the manner set forth in paragraph (b) of Section 4 of this Article III, with respect to special meetings, unless such notice shall be waived in the manner set forth in paragraph (c) of such Section 4.

Section 4 - Special Meetings; Notice:

(a) Special meetings of the Board of Directors shall be held whenever called by the President or by one of the directors, at such time and place as may be specified in the respective notices or waivers of notice thereof.

(b) Notice of special meetings shall be delivered by mail, telegram, radio or cable to each director at his residence or business address at least two (2) days before the day on which the meeting is to be held, or shall be delivered to him personally or give to him orally, not later than the day before the day on which the meeting is to be held. A notice, or waiver of notice, except as required by these By-Laws need not specify the purpose of the meeting.

(c) Notice of any special meeting shall not be required to be given to any director who shall attend such meeting for the express purpose of protesting the lack of notice to him, or who submits a signed waiver of notice, whether before or after the meeting. Notice of any adjourned meeting shall not be required to be given.

Section 5 - Chairman:

The Chairman of the Board shall preside at all meetings of the Board of Directors. If there is no Chairman, or if he is absent, then the President shall preside, and in his absence, a Chairman chosen by the Directors shall preside.

Section 6 - Quorum and Adjournments:

(a) At all meetings of the Board of Directors, the presence of a majority of the entire Board shall be necessary to constitute a quorum for the transaction of business, except as otherwise provided by law, by the Certificate of Incorporation, or by these By-Laws. Participation of any one or more members of the Board by means of a conference telephone or similar communications equipment, allowing all persons participating in the meeting to hear each other at the same time, shall constitute presence in person at any such meeting.


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(b) A majority of the directors  present at the time and place of any regular or special meeting, although less than a quorum, may adjourn the meeting without notice, until a quorum shall be present.

Section 7 - Manner of Acting:

(a) At all meetings of the Board of Directors, each director present shall have one vote, irrespective of the number of shares of stock, if any, which he may hold.

(b) Except as otherwise provided by statute, by the Certificate of Incorporation, or these By-Laws, the action of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. Any action authorized, in writing, by all of the Directors entitled to vote thereon and filed with the minutes of the Corporation shall be the act of the Board of Directors with the same effect as if the action had been passed by unanimous vote at a meeting of the Board.

Section 8 - Vacancies:

Any vacancy in the Board of Directors (unless a vacancy created by the removal of a director by the shareholders, which shall be filled by the shareholders at the meeting at which the removal was effected) shall be filled by a majority vote of the remaining directors, though less than a quorum, at any regular meeting or special meeting of the Board of Directors called for that purpose. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

Section 9 - Resignation

Any director may resign at any time by giving written notice to the Board of Directors, the President or the Secretary of the Corporation. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors or such officer, and the acceptance of such resignation shall not be necessary to make it effective.

Section 10 - Removal:

A director may be removed with or without cause at any time by the shareholders, at a special meeting of the shareholders called for that purpose. A director, elected by vote of the holders of shares of any class or series, or holders of bonds voting as a class entitled to elect one or more directors may be removed only by applicable vote of said holders of shares or bonds.

Section 11 - Salary:

No stated salary shall be paid to directors for their services, but, by resolution of the Board of Directors, a fixed sum and expenses of attendance may be allowed for attendance at each regular or special meeting of the Board. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.


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Section 12 - Contracts:

(a) No contract or other transaction between this Corporation and any other corporation shall be impaired, affected or invalidated nor shall any director be liable in any way by reason of the fact that any one or more of the directors of this Corporation is or are interested in, or is a director or officer of such other Corporation, provided that such facts are disclosed or made known to the Board of Directors.

(b) Any director, personally and individually, may be a party to or may be interested in any contract or transaction of this Corporation, and no director shall be liable in any way by reason of such interest, provided that the fact or such interest be disclosed or made known to the Board of Directors, and provided that the Board of Directors shall authorize, approve or ratify such contract or transaction by the vote (not counting the vote of any such director) of a majority of a quorum, notwithstanding the presence of any such director at the meeting at which such action is taken. Such director or directors may be counted in determining the presence of a quorum at such meeting. This Section shall not be construed to impair or invalidate or in any way affect any contract or other transaction which would otherwise be valid under the law applicable thereto.

Section 13 - Committees:

The Board of Directors, by resolution adopted by a majority of the entire Board, may designate from among its members an executive committee and such other committees, and alternate members thereof, as they deem desirable, each consisting of three or more members, with such powers and authority (to the extent permitted by law) as may be provided in such resolution. Each such committee shall serve at the pleasure of the Board. At all meetings of a committee, the presence of all members of the committee shall be necessary to constitute a quorum for the transaction of business, except as otherwise provided by said resolution or by these By-Laws. Participation of any one or more members of the committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time, shall constitute presence in person at any such meeting. Any action authorized in writing by all of the members of a committee entitled to vote thereon and filed with the minutes of the committee shall be the act of the committee with the same effect as if the same had been passed by unanimous vote at a meeting of the committee.


                              ARTICLE IV - OFFICERS

Section 1 - Number, Qualifications, Election and Term of Office:

(a) The officers of the Corporation shall consist of a President, a Secretary, a Treasurer, and such other officers including a Chairman of the Board of Directors, and one or more Vice Presidents, as the Board of Directors may deem advisable. Any officer other than the Chairman of the Board of Directors may be, but is not required to be, a director of the Corporation. Any two or more offices may be held by the same person, except the offices of President and Secretary, unless all the shares of stock of the corporation are owned by one person.

(b) The officers of the Corporation shall be elected by the Board of Directors at the regular annual meeting of the Board following the annual meeting of shareholders.

(c) Each officer shall hold office until the annual meeting of the Board of Directors next succeeding his election, and until his successor shall have been elected and qualified, or until his death, resignation or removal.


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Section 2 - Resignation:

An officer may resign at any time by giving written notice of resignation to the Board of Directors, or to the President or the Secretary of the Corporation. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors or by such officer, and the acceptance of the resignation shall not be necessary to make it effective.

Section 3 - Removal:

An officer elected or appointed by the Board may be removed, either with or without cause, and a successor elected by the Board at any time.

Section 4 - Vacancies:

A vacancy in an office by any reason may at any time be filled for an unexpired term by the Board of Directors.

Section 5 - Duties of Officers:

Officers of the Corporation shall, unless otherwise provided by the Board of Directors, each have such powers and duties as generally pertain to their respective offices as well as such powers and duties as may be set forth in these By-Laws. The President shall be the chief executive officer of the Corporation.

Section 6 - Sureties and Bonds

In case the Board of Directors shall so require, any officer, employee or agent of the Corporation shall execute to the Corporation a bond in such sum, and with such surety or sureties as the Board of Directors may direct, conditioned upon the faithful performance of his duties to the Corporation, including responsibility for negligence and for the accounting for all property, funds or securities of the Corporation which may come into his hands.

Section 7 - Share of Other Corporations:

Whenever the Corporation is the holder of shares of any other corporation, any right or power of the Corporation as such shareholder (including the attendance, acting and voting at shareholders' meetings and execution of waivers, consents, proxies or other instruments) may be exercised on behalf of the Corporation by the President, any Vice President, or such other persons as the Board of Directors may authorize.


                           ARTICLE V - SHARES OF STOCK

Section 1 - Certificate of Stock:

(a) The certificates representing shares of the Corporation shall be in such form as shall be adopted by the Board of Directors, and shall be numbered and registered in the order issued. They shall bear the holder's name and the number of shares, and shall be signed by (1) the Chairman or Vice Chairman of the Board or by the President or Vice President, and (2) the Secretary or Treasurer, or any Assistant Secretary or Assistant Treasurer, and may bear the corporate seal.


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(b) No certificate  representing shares shall be issued until the full amount of consideration therefor has been paid, except as otherwise permitted by law.

(c) The Board of Directors may authorize the issuance of fractions of shares represented by a certificate or uncertificated, which shall entitle the holder to exercise voting rights, receive dividends and participate in liquidating distributions, in proportion to the fractional holdings; or it may authorize the payment in cash of the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined; or in lieu of fractional shares it may authorize the issuance, as permitted by law, of scrip exchangeable as therein provided for full shares, but such scrip shall not entitle the holder to any rights of a shareholder, except as therein provided.

Section 2 - Lost or Destroyed Certificates:

The holder of any certificate representing shares of the Corporation shall immediately notify the Corporation of any loss or destruction of the certificate representing the same. The Corporation may issue a new certificate in the place of any certificate previously issued by it, alleged to have been lost or destroyed. On production of such evidence of loss or destruction as the Board of Directors may require, the Board of Directors may require the owner of the lost or destroyed certificate, or his legal representatives, to give the Corporation a bond in such sum as the Board may direct, and with such surety or sureties as may be satisfactory to the Board, to indemnify the Corporation against any claims, loss, liability or damage it may suffer on account of the issuance of the new certificate. A new certificate may be issued without requiring any such evidence or bond when, in the judgement of the Board of Directors, it is proper so to do.

Section 3 - Transfers of Shares:

(a) Transfers of shares of the Corporation shall be made on the share records of the Corporation only by the holder of record, or by his duly authorized attorney, upon surrender for cancellation of the certificate(s) representing such shares, with an assignment of power of transfer endorsed thereon or delivered therewith, duly executed, with such proof of the authenticity of the signature and of authority to transfer and of payment of transfer taxes as the Corporation or its agents may require.

(b) The Corporation shall be entitled to treat the holder of record of any share or shares as the absolute owner thereof for all purposes and, accordingly, shall not be bound to recognize any claim to, or interest in, such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

Section 4 - Record Date:

In lieu of closing the share records of the Corporation, the Board of Directors may fix, in advance, a date not exceeding fifty days nor less than ten days before the date of a meeting, as the record date for the determination of shareholders entitled to receive notice of, or to vote at, any meeting of shareholders, or to consent to any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividends, or allotment of any rights, or for the purpose of any other action.


                             ARTICLE VI - DIVIDENDS

Subject to applicable law, dividends may be declared and paid out of surplus funds available therefor, as often, in such amounts, and at such time as the Board may determine.


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                            ARTICLE VII - FISCAL YEAR

The fiscal year of the Corporation shall be fixed by the Board of Directors, subject to applicable law.


                          ARTICLE VIII - CORPORATE SEAL

The corporate seal shall be in such form as shall be approved by the Board of Directors.


                             ARTICLE IX - AMENDMENTS

Section 1 - By Shareholders

All By-Laws of the Corporation may be amended, repealed, or adopted by a majority vote of the shareholders at the time entitled to vote in the election of directors.

Section 2 - By Directors:

The Board of Directors shall have power to amend, repeal, and adopt By-Laws of the Corporation; provided, however, that the shareholders entitled to vote with respect thereto as in this Article IX above-provided may alter, amend or repeal By-Laws made by the Board of Directors. The Board of Directors shall have no power to change the quorum for meetings of shareholders or of the Board of Directors, or to change any provisions of the By-Laws with respect to the removal of directors or the filling of vacancies in the Board resulting from the removal by the shareholders. If any By-Law regulating an impending election of directors is adopted, amended or repealed by the Board of Directors, there shall be set forth in the notice of the next meeting of shareholders for the election of directors, the By-Law so adopted, amended or repealed, together with the concise statement of the changes made.


THE UNDERSIGNED INCORPORATOR certifies that she has adopted the foregoing By-Laws as the first of the Corporation, in accordance with the requirements of the Business Corporation Law.




           Dated:  6/12/90

                                             /s/ Karen McKeown
                                             -----------------------------------